Exhibit 99.4

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Onex Direct Lending BDC Fund, a Delaware statutory trust, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: October 22, 2024

ONEX CREDIT HOLDINGS LLC

By:	/s/ Zachary Drozd
Name: Zachary Drozd
Title: Authorized Signatory

ONEX PARTNERS CANADIAN GP INC.

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

By:	/s/ Derek MacKay
Name: Derek MacKay
Title: Vice President

ONEX PARTNERS V GP LIMITED

By:	/s/ Kosty Gilis
Name: Kosty Gilis
Title: Authorized Person

ONEX CORPORATION

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: Chief Financial Officer

GERALD W. SCHWARTZ

By:	/s/ Christopher A. Govan
Name: Christopher A. Govan
Title: Attorney-in-fact

CONVEX GROUP LIMITED

By:	/s/ Paul Brand
Name: Paul Brand
Title: Chief Executive Officer

CONVEX RE LIMITED

By:	/s/ Kierra Smith
Name: Kierra Smith
Title: Chief Financial Officer